UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2022
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Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)
(720) 499-1400
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CDEV	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Credit Agreement
On February 18, 2022, Centennial Resource Production, LLC (“CRP”), a wholly owned subsidiary of Centennial Resource Development, Inc. (the “Company”), the Company, as a guarantor, and the Subsidiary Guarantors (as defined below and, together with the Company, the “Guarantors”) entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) by and among CRP, the Guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, with aggregate elected commitments of $750.0 million, an initial borrowing base of $1,150.0 million and an aggregate maximum revolving credit amount of $1,500.0 million. The Credit Agreement, which amends and restates CRP’s prior credit agreement, has a term of five years from the effective date of February 18, 2022 and is secured by substantially all of the assets owned by the CRP and its subsidiaries.
The amount available to be borrowed under the Credit Agreement is subject to a borrowing base that is redetermined semi-annually each April 1 and October 1 by the lenders in their sole discretion. The Credit Agreement also allows for two optional borrowing base redeterminations in between the scheduled redeterminations. The borrowing base depends on, among other things, the quantities of CRP’s proved oil and natural gas reserves, estimated cash flows from these reserves and CRP’s commodity hedge positions. Upon a redetermination of the borrowing base, if actual borrowings in excess of the revised borrowing capacity are outstanding, CRP could be required to immediately repay a portion of its debt outstanding under the Credit Agreement. Borrowings under the Credit Agreement are guaranteed by certain of its subsidiaries.
Borrowings under the Credit Agreement may be base rate loans or SOFR loans. Interest is payable quarterly for base rate loans and at the end of the applicable interest period for SOFR loans. SOFR loans bear interest at SOFR plus an applicable margin ranging from 225 to 325 basis points, depending on the percentage of the elected commitments utilized, plus an additional 10 basis point credit spread adjustment. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the agent bank’s prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted SOFR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 125 to 225 basis points, depending on the percentage of the elected commitments utilized. CRP also pays a commitment fee on unused amounts elected commitment amounts under its facility of a range of 37.5 to 50 basis points. CRP may repay any amounts borrowed prior to the maturity date without any premium or penalty.
The Credit Agreement contains restrictive covenants that limit the Company and CRP’s ability to, among other things: (i) incur additional indebtedness; (ii) make investments and loans; (iii) enter into mergers; (iv) make or declare dividends; (v) repurchase or redeem junior debt; (vi) enter into commodity hedges exceeding a specified percentage of CRP’s expected production; (vii) enter into interest rate hedges exceeding a specified percentage of its outstanding indebtedness; (viii) incur liens; (ix) sell assets; and (x) engage in transactions with affiliates.
The Credit Agreement also requires CRP to maintain compliance with the following financial ratios: (i) a current ratio, which is the ratio of CRP’s consolidated current assets (including unused commitments under the Credit Agreement and excluding non-cash derivative assets and certain restricted cash) to its consolidated current liabilities (excluding the current portion of long-term debt under the Second Credit Agreement and non-cash derivative liabilities), of not less than 1.0 to 1.0; and (ii) a leverage ratio, which is the ratio of total funded debt to consolidated EBITDAX (as defined in the Credit Agreement) for the prior four fiscal quarters, of not greater than 3.5 to 1.0.
The above description of the Credit Agreement is a summary and is not complete. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Credit Agreement set forth therein.
Item 2.02 Results of Operations and Financial Condition.
On February 23, 2022, the Company issued a press release announcing its financial and operational results for the year ended December 31, 2021, as well as full-year guidance for 2022. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information furnished pursuant to this Item 2.02 and Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.
The disclosure set forth in Item 2.02 above is incorporated by reference into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated as of February 18, 2022, among Centennial Resource Production, LLC, Centennial Resource Development, Inc., JPMorgan Chase Bank, N.A. and the lenders party thereto.

99.1	Press release dated February 23, 2022 of Centennial Resource Development, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

By:	/s/ GEORGE S. GLYPHIS
George S. Glyphis Executive Vice President and Chief Financial Officer

Date:	February 23, 2022